Exhibit 99.1

Contact:

Kearstin Patterson

Senior Director of Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Reports

Second Quarter 2012 Earnings Results

Franklin, Tenn. – August 2, 2012 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today reported its corporate highlights and financial results as of and for the three and six months ended June 30, 2012.  For the three months ended June 30, 2012, the Company reported a net loss of $6.4 million, or $0.23 per diluted share, compared to a net loss of $8.2 million, or $0.29 per diluted share, for the same period in 2011.  For the six months ended June 30, 2012, the Company reported a net loss of $12.5 million, or $0.44 per diluted share, compared to a net loss of $16.2 million, or $0.58 per diluted share, for the same period in 2011.  The Company ended the quarter with $49.1 million of cash, cash equivalents and investments.

Corporate Development Highlights

The following are some of the recent key Company highlights:

•	In June 2012, the Company submitted to the Food and Drug Administration (FDA) an amendment to its Pre-Market Approval (PMA) application for Augment® Bone Graft for its use as an alternative to autograft in hindfoot and ankle fusion procedures. The amendment provided supplemental information requested by the FDA in a post-panel response letter announced by the Company earlier this year. The Company believes the amendment is fully responsive to the FDA’s requests and that the additional data provided in the amendment offer sound scientific evidence, in many cases even stronger than that from the previously available data, demonstrating reasonable assurance of Augment’s safety and effectiveness while sparing patients the pain and morbidity associated with harvesting autograft. The FDA has 180 days from the date of the filing to review and respond to the PMA amendment, although there can be no assurance that this timeline will not be extended. The Company reiterates guidance for a final approvability decision between April 2013 and January 2014.

•	In June 2012, investigators announced top-line data from the Company’s Canadian registration study comparing Augment® Injectable Bone Graft to autograft in foot and ankle fusion surgery. Patients treated with Augment Injectable were shown to have equivalent CT, clinical and functional outcomes with less pain than patients treated with autograft. No safety concerns were identified, and all Augment Injectable treated patients were spared the additional risk and morbidity of bone graft harvest. The Company intends to file the study and other supporting information for approval of Augment Injectable in countries outside the U.S. in the coming months.

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•	Leading foot and ankle surgeons made numerous presentations at the American Orthopaedic Foot and Ankle Society (AOFAS) annual meeting in June, supporting the safety, effectiveness, clinical need, biologic rationale and cost effectiveness of Augment Bone Graft.

•	The Company held its 2012 Annual Meeting of Stockholders in June. The Company’s shareholders voted in favor of all proposals identified in the Proxy Statement. Re-elected to the board of directors for three year terms expiring at the 2015 Annual Meeting of Stockholders were Thorkil K. Christensen, Christopher B. Ehrlich and Charles W. Federico, who are all Class I directors. Stockholders ratified the appointment of Ernst & Young LLP as BioMimetic’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Stockholders also approved the Company’s 2012 Equity Incentive Plan, as well as an amendment to the Company’s 2005 Employee Stock Purchase Plan. Additionally, stockholders approved the compensation of the Company’s named executive officers on a non-binding, advisory basis.

“We remain focused on gaining FDA marketing approval of Augment and accordingly submitted a comprehensive data package to the Agency supporting the approval of Augment as an alternative to autograft,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “We are gratified by the strong surgeon support for the use of Augment and Augment Injectable and believe the products will be widely used by surgeons seeking an alternative to the pain, morbidity and other potential risks associated with traditional autograft bone harvest. The extensive information presented at the AOFAS meeting in June is just one indicator of the enthusiasm we have seen for our rhPDGF-BB technology.”

Additional Financial Results

As of June 30, 2012, the Company had approximately $18.5 million in cash and cash equivalents and $30.6 million in short-term investments.

For the three and six months ended June 30, 2012, the Company reported total revenues of $0.4 million and $0.9 million, respectively, consisting of sublicense fee income, product sales and royalty income.  This compares to total revenues of $0.4 million and $0.8 million, respectively, recorded for the same periods in 2011.

Research and development expenses totaled $2.8 million for the three months ended June 30, 2012, compared to $3.8 million for the same period in 2011. For the six months ended June 30, 2012, research and development expenses totaled $5.5 million, compared to $7.8 million for the same period in 2011. Research and development expenses include outside professional services expenses, as well as salaries, wages, benefits, payroll taxes and stock-based compensation expense for internal research and development personnel, and relate to clinical trials of our product candidates in the United States, Canada, Australia and the European Union, as well as continuing expenses associated with pre-clinical studies and regulatory filings. The 2012 expenses for manufacturing costs and outside professional services associated with clinical trials, which decreased by a combined $0.1 million and $0.5 million for the three and six months ended June 30, 2012, respectively, were lower primarily due to the Company’s decision to voluntarily suspend additional screening and enrollment of patients in the Augment Injectable clinical trial to conserve resources and focus its attention on addressing the Augment PMA. Salaries, benefits, payroll taxes and stock-based compensation expense in the research and development function decreased by a combined $0.7 million and $1.4 million for the three and six months ended June 30, 2012, respectively, due to a reduction in staffing. In addition, expenses for general business activities in the research and development function, such as travel, recruiting and relocation, lab supplies and milestones, decreased by a combined $0.2 million and $0.4 million for the three and six months ended June 30, 2012, respectively.

Selling, general and administrative expenses totaled $3.7 million for the three months ended June 30, 2012, compared to $4.7 million for the same period in 2011. For the six months ended June 30, 2012, selling, general and administrative expenses totaled $7.2 million, compared to $8.7 million for the same period in 2011. The 2012 expenses for selling, general and administrative activities decreased primarily from the Company’s efforts to carefully manage expenses and conserve resources given the uncertainty surrounding the FDA review process of its PMA application for Augment, offset partially by the Company’s sales, marketing and customer service efforts, particularly in connection with activities surrounding the preparation for commercial launch of Augment and Augmatrix. The $1.0 million decrease for the three months ended June 30, 2012 resulted from a $0.5 million decrease in royalty expense, a $0.3 million decrease in salaries, benefits, payroll taxes and stock-based compensation expense due to a reduction in staffing, and a $0.2 million decrease in general business activities in the selling, general and administrative function, such as recruiting and relocation, charitable contributions, office supplies and small equipment. The $1.5 million decrease for the six months ended June 30, 2012 resulted from a $0.5 million decrease in royalty expense, a $0.5 million decrease in outside professional fees, a $0.2 million decrease in salaries, benefits, payroll taxes and stock-based compensation expense due to a reduction in staffing, and a $0.3 million decrease in general business activities in the selling, general and administrative function, such as recruiting and relocation, charitable contributions, office supplies and small equipment.

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2012 Financial Guidance

Luitpold Pharmaceuticals, Inc. has notified the Company that, as a result of the European Union (EU) regulatory authority’s re-evaluation and suspension of the GEM 21S CE Mark, it does not believe the $10 million milestone conditions for GEM 21S have been satisfied and that no milestone payment to the Company is required.  The Company has provided formal notice to Luitpold that it disputes their conclusion. The $10 million milestone, which has never been included in the Company’s 2012 financial guidance, continues to be excluded from guidance.

Based on current operating plans, forecasted timing and costs of clinical trials and other product development programs, the Company anticipates its 2012 year-end balance of cash, cash equivalents and investments to range from $32 to $39 million, and anticipates its net cash use will be between $22 and $29 million. Net loss for the year ending December 31, 2012 is forecasted to be in the range of $23 to $30 million.

Conference Call and Webcast

As previously announced, BioMimetic will be hosting a conference call and webcast on Thursday, August 2, 2012 at 4:30 p.m. EDT to discuss the second quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com. The webcast will be archived on the website for at least 30 days.

The conference call may be accessed on August 2, 2012 by dialing (877) 224-4059 for U.S. and Canadian callers (passcode: 15383970). The international dial in number is (706) 902-2069, and the same passcode applies. Participants should dial in 10 minutes prior to the call.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company specializing in the development and commercialization of clinically proven products to promote the healing of musculoskeletal injuries and diseases, including therapies for orthopedics, sports medicine and spine applications. All Augment® branded products are based upon recombinant human platelet-derived growth factor (rhPDGF-BB), which is an engineered form of PDGF, one of the body's principal agents to stimulate and direct healing and regeneration. Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments.

BioMimetic has received regulatory approvals to market Augment® Bone Graft in Canada, Australia and New Zealand for use in hindfoot and ankle fusion indications. Augment is pending regulatory decisions in the U.S. and European Union for similar indications. The Company also markets a bone graft substitute line of products for orthopedic indications called AugmatrixTM Biocomposite Bone Graft.

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For further information contact Kearstin Patterson, senior director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains forward-looking statements about our future results of operations and financial position, product development programs, business strategy, budgets, projected costs, plans and objectives of management for future operations that are not historical facts. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate,” “optimistic” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including that: (i) the FDA may not be satisfied with the Company’s amendment to its PMA and may determine such PMA is not approvable or require additional clinical trials; (ii) despite the Company’s future marketing and commercialization efforts, Augment and Augmatrix may not achieve broad market acceptance; and (iii) Luitpold may not make a milestone payment to the Company for EU approval of the CE Mark for GEM 21S whether or not the EU regulatory authorities determine that such CE Mark was properly granted or approve such CE Mark for Augment as a medical device. Further, BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks detailed in BioMimetic’s recent annual and quarterly reports filed with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2012, which are incorporated in this press release by this reference. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, and has no policy of doing so.

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BIOMIMETIC THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$18,464,471	$18,503,061
Investments - short term	30,636,839	42,950,397
Receivables - trade, net	114,432	85,759
Receivables - other	258,955	1,121,596
Inventory, net	3,661,147	3,528,771
Prepaid expenses	639,955	485,385
Total current assets	53,775,799	66,674,969
Receivables - long term	73,326	73,801
Prepaid expenses - long term	2,107	4,577
Property and equipment, net	4,601,476	5,304,565
Capitalized patent license fees, net	2,577,724	2,443,590
Deposits	385,000	385,000

Total assets	$61,415,432	$74,886,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,272,918	$2,392,910
Accrued payroll, employee benefits and payroll taxes	1,728,871	2,430,701
Other accrued expenses	354,443	634,216
Current portion of capital lease obligations	88,280	83,921
Deferred revenue	973,133	973,849
Total current liabilities	4,417,645	6,515,597
Accrued rent - related party	637,270	622,950
Capital lease obligations	89,110	131,724
Deferred revenue	13,123,093	13,604,641

Total liabilities	18,267,118	20,874,912

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized; no shares issued and outstanding as of June 30, 2012 and December 31, 2011	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,216,493 shares issued and outstanding as of June 30, 2012; 28,128,280 shares issued and outstanding as of December 31, 2011	28,217	28,128
Additional paid-in capital	216,297,090	214,626,320
Accumulated other comprehensive loss	3,272	4,490
Accumulated deficit	(173,180,265)	(160,647,348)

Total stockholders’ equity	43,148,314	54,011,590

Total liabilities and stockholders’ equity	$61,415,432	$74,886,502

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BIOMIMETIC THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Product sales	$139,259	$72,868	$242,133	$148,912
Royalty income	40,534	124,281	160,271	207,451
Sublicense fee income	242,132	242,132	484,264	481,603
Other income	15,165	-	16,800	-
Total revenues	437,090	439,281	903,468	837,966
Costs and expenses:
Cost of sales (exclusive of depreciation and
amortization shown separately below)	38,851	9,136	54,319	21,834
Research and development	2,754,252	3,763,403	5,521,876	7,848,235
Selling, general and administrative	3,712,784	4,653,058	7,160,822	8,675,315
Depreciation and capital lease amortization	353,976	270,102	718,892	534,350
Patent license fee amortization	10,503	9,551	21,006	17,609
Total costs and expenses	6,870,366	8,705,250	13,476,915	17,097,343
Loss from operations	(6,433,276)	(8,265,969)	(12,573,447)	(16,259,377)
Interest expense, net	(812)	(1,727)	(1,526)	(2,342)
Investment income, net	18,442	26,493	41,080	66,170
transactions	(15)	166	976	1,198
Loss before income taxes	(6,415,661)	(8,241,037)	(12,532,917)	(16,194,351)
Income taxes	-	-	-	-
Net loss	$(6,415,661)	$(8,241,037)	$(12,532,917)	$(16,194,351)
Basic and diluted net loss per share	$(0.23)	$(0.29)	$(0.44)	$(0.58)
Comprehensive loss	$(6,422,197)	$(8,246,997)	$(12,534,135)	$(16,176,288)
Weighted average shares used to compute basic and diluted net loss per share	28,199,501	27,983,648	28,172,371	27,957,662

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